SMITH BARNEY MUNICIPAL FUND, INC.
                          10F-3 REPORT
              May 1, 1997 through October 31, 1997


                                                       % of
               Trade                    Par       Purchase  Fund
% of
Issuer              Date Selling Dealer      Amount         Price
Assets    Issue

Michigan Muni Bond Auth. 6/20/97   J.P. Morgan
$15,000,000    $100.672       0.28%     3.92%
0.00% due 7/2/1998

Los Angeles Cnty CA Trans     6/20/97   Merrill Lynch
35,000,000       100.624      0.64 3.84
4.50% due 6/30/98

NYC Muni Water & Swr.    10/8/97   Paine Webber
1,000,000     96.13           2.75
5.00% due 6/15/2021